Exhibit 10.1

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of October 31, 2011, by and between Gary S. Winemaster (“Seller”), and Power Solutions International, Inc. (the “Company”).

WHEREAS, Seller intends to acquire 830,925 shares of common stock of the Company, par value $0.001 per share (the “Transferred Shares”), from Thomas J. Somodi, an executive officer of the Company (“Somodi”), on the date hereof.

WHEREAS, Seller has agreed to sell the Transferred Shares to the Company, and the Company has agreed to purchase the Transferred Shares from Seller, for an aggregate purchase price of $4,250,000 (the “Purchase Price”).

WHEREAS, the Company’s board of directors (the “Board”) formed an independent committee, comprised solely of directors who are “independent directors,” as defined by the marketplace rules of The NASDAQ Stock Market and are not interested parties in the transactions contemplated hereby (the “Committee”) to evaluate the terms and conditions of this Agreement and the advisability of the Company entering into this Agreement.

WHEREAS, the material facts as to the interests in this Agreement held by Seller, who is the Company’s Chief Executive Officer and a director of the Company, have been disclosed to the Committee and the Board, including, without limitation, that Seller acquired the Transferred Shares from Somodi.

WHEREAS, the Committee unanimously found that the terms of this Agreement are in the best interests of the Company and are fair to the Company, approved of the terms hereof, determined that the Purchase Price is less than the fair market value of the Transferred Shares and directed the Company to enter into this Agreement.

WHEREAS, the Committee has taken such steps as may be permitted to cause the transactions contemplated hereby, including Winemaster’s disposition of the Transferred Shares to the Company, to be exempt from Section 16(b) of the Securities Act of 1934, as amended, pursuant to Rule 16b-3 thereunder

NOW THEREFORE, in consideration of the foregoing, Seller and the Company agree and acknowledge as follows:

1. Purchase and Sale of the Transferred Shares. Seller and the Company hereby agree that, on the Sale Closing Date (as defined in Section 2), Seller shall sell and convey to the Company, and the Company shall purchase and acquire from Seller, all of the Transferred Shares (including all of Seller’s right, title and interest therein and thereto), free and clear of any mortgages, liens, pledges, charges, security interests, title retention agreements, options, or equity or other adverse claims (“Encumbrances”), in exchange for the consideration set forth in Section 1.3.

2. Closing. Subject to the terms and conditions hereof, the closing of the transactions contemplated by this Agreement (the “Sale Closing”) shall take place on the date hereof immediately following the acquisition of the Transferred Shares by Seller from Somodi (the “Sale Closing Date”). The Closing shall take place at the offices of Katten Muchin Rosenman LLP, 525 West Monroe St., Chicago, Illinois 60661, or at such other place as the parties hereto may agree in writing. At the Sale Closing, (a) Seller shall deliver and convey to the Company all of the Transferred Shares (including all of Seller’s right, title and interest therein and thereto), together with such other documents or instruments of conveyance or transfer as may be necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Transferred Shares, free and clear of all Encumbrances, and (b) Buyer shall pay the Payment Amount (as defined in Section 3).

3. Consideration for the Purchase of the Transferred Shares. On the Sale Closing Date, upon delivery by Seller of the Transferred Shares to the Company, the Company shall pay Seller $4,250,000 (the “Payment Amount”), by wire of immediately available funds to an account specified by Seller.

4. Seller’s Representations. Seller represents and warrants to the Company that:

(a) Authorization; Enforcement. This Agreement has been executed and delivered by Seller and is a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

(b) No Conflicts. The execution and delivery of this Agreement by Seller, the performance by Seller of his obligations hereunder, and the consummation by Seller of the transactions contemplated hereby will not conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which Seller is a party.

(c) Non-Reliance. (i) Seller is an “Accredited Investor” as defined in Rule 501(a) of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, and an executive officer of the Company. Seller is not relying on any statements or information from the Company concerning the Company, its business affairs or financial condition, other than as expressly set forth herein. The Company has not given Seller any investment advice or rendered any opinion to Seller as to whether the transactions contemplated hereby are prudent or suitable. Seller acknowledges that he has independently and without reliance upon the Company, and based upon such information as Seller has deemed appropriate, made his own analysis and decision to engage in the transactions contemplated hereby and to enter into this Agreement. Seller is not relying on the Company or any of its legal counsels or advisors with respect to legal matters or tax treatment associated with this Agreement and the transactions contemplated hereby.

5. The Company’s Representations. The Company represents and warrants to Seller that: (i) this Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms and (ii) the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby will not conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which the Company is a party.

6. Further Assurances and Agreements. Each party to this Agreement shall use its reasonable best efforts to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Illinois for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile, e-mail delivery of a .pdf, .tiff, JPEG or similar file, or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature transmitted by facsimile, e-mail delivery of a .pdf, .tiff, JPEG or similar file, or other electronic transmission, were an original thereof. No party hereto shall raise the use of a facsimile machine, e-mail or other electronic transmission to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine, e-mail or other electronic transmission as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

9. Termination. This Agreement shall terminate and be of no further force or effect if the Sale Closing has not been consummated as of 11:59 p.m. on October 31, 2011.

10. Successors and Assigns. This Agreement shall be binding upon the parties and their successors and assigns and may be amended or terminated only by a writing signed by Seller and the Company.

11. Rules of Construction. All words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and the use of the word “including” in this Agreement shall be by way of example rather than limitation.

12. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

14. Complete Agreement. This Agreement represents the final agreement of the Company and Seller with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or prior or subsequent oral agreements, among any of the parties hereto.

15. Legal Counsel. The Company, the Board and the Committee have engaged Katten Muchin Rosenman LLP (“Katten”) in connection with the preparation of this Agreement. Katten has not acted as legal counsel to Seller in connection with this Agreement. No legal counsel or tax advisor has been engaged by the Company, the Board or the Committee to protect or otherwise represent the interests of Seller. Seller has engaged, or had the opportunity to engage, legal counsel, tax advisors and valuation experts with respect to the preparation of this Agreement and the transactions contemplated hereby.

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IN WITNESS WHEREOF, Seller and the Company have caused this Stock Purchase Agreement to be duly executed as of the date first written above.

SELLER:

/s/ Gary S. Winemaster
Gary S. Winemaster

COMPANY: POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Kenneth J. Winemaster
Name: Kenneth J. Winemaster Title: Senior Vice President and Secretary